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                                                                    Exhibit 10.2


                              EMPLOYMENT AGREEMENT


            THIS AGREEMENT, made this 9th day of June, 1993, by and between THE FIRST NATIONAL BANK OF JERMYN, a Pennsylvania business corporation (hereinafter referred to as "the Bank"), and WILLIAM M. DAVIS, an individual (hereinafter referred to as "the Executive".)

                              W I T N E S S E T H:

            WHEREAS, the Bank is a wholly-owned subsidiary of First Jermyn Corporation, a Pennsylvania business corporation, and

            WHEREAS, the Bank desires to employ the Executive as its President; and

            WHEREAS, the Bank and the Executive desire to set forth the terms and conditions of said employment, and the Executive accepts employment upon the terms and conditions of this Agreement.

            NOW THEREFORE, in consideration of the premises and of the mutual covenants set forth herein, the Bank and the Executive, intending to be legally bound hereby, agree as follows:

            1. Employment. The Bank hereby employs the Executive as President, and the Executive hereby accepts this employment and agrees to render such services to the Bank on the terms and conditions set forth in this Agreement.

            2. Duties of the Executive.

            2.1 The Executive shall perform and discharge well and faithfully such duties as an executive officer of the


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Bank as may be assigned to the Executive from time to time by the Board of
Directors of the Bank. The Executive shall be employed as President of the Bank, and shall hold such other titles as may be given to him from time to time by the Board of Directors of the Bank. The Executive shall devote his full time attention and energies to the business of the Bank and shall not, during the Employment Period (as defined in Section 3 hereof), be employed or involved in any other business activity, whether or not such activity is pursued for gain, profit or other pecuniary advantage; provided, however, that this Section 2 shall not be construed as preventing the Executive from (a) investing the Executive's personal assets, (b) acting as a member of the Board of Directors of the Bank or any other corporation or as a member of the Board of Trustees of any other organization, or (c) being involved in any other activity with the prior approval of the Board of Directors of the Bank.

            2.2. The Executive is a Director of the Bank. The Executive agrees that he will continue to serve as a Director without further compensation, but the Bank is not required by this Agreement to continue the election of the Executive as Director.

            3. Term of Employment. The Executive's employment under this Agreement shall be for a period (the "Employment Period") commencing upon the date of this Agreement and ending at the end of the term of this Agreement pursuant to Section 15 hereof, unless the Executive's employment is sooner terminated in


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accordance with Section 5 hereof or one of the following provisions:

            (a) The Executive's employment under this Agreement may be terminated at any time during the Employment Period for "Cause" (as herein defined), by action of the Board of Directors of the Bank, upon giving notice of such termination to the Executive at least fifteen (15) days prior to the date upon which such termination shall take effect. As used in this Agreement, "Cause" means any of the following events:

                  (i) The Executive is convicted of or enters a plea of guilty or nolo contendre to a felony, a crime of falsehood, or a crime involving fraud or moral turpitude, or the actual incarceration of the Executive for a period of thirty (30) consecutive days;

                  (ii) The Executive willfully fails to follow the instructions of the Board of Directors of the Bank after the Executive's receipt of written notice of such instructions, other than a failure resulting from the Executive's incapacity because of physical or mental illness;

                  (iii) The Office of the Comptroller of the Currency or any
            other government regulatory agency recommends or orders in writing that the Bank terminate the employment of the Executive with the Bank or relieve him of his duties as such relate to the Bank; or

                  (iv) The Executive's material violation of federal or state securities or banking laws; or

                  (v) The Executive's intentional failure to comply in any
            material respect with the Bank's written policies and procedures of which he has actual notice (for purposes of this clause, any failure of the Executive to comply with a particular policy or procedure following written notice to the Executive of a failure to comply with such policy or procedure, and any failure of the Executive to comply with a policy or procedure which has been designated by written notice to the Executive to be of sufficient materiality to the operation supervised by the Executive that such failure, if unintentional, constituted a


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            reckless disregard for such policy or procedure, shall be deemed to be an intentional failure);

                  (vi) The Executive's failure, whether intentional or
            unintentional, on three (3) or more occasions during any twelve (12) month period (after the first of which the Executive was notified in writing of such failure) to comply in all material respects with all of the Bank's written policies and procedures of which he has actual notice; or

                  (vii) The Executive's material breach of this Agreement.

                  (viii) The Executive violates the covenant not to compete
            contained in Section 7 hereof.

If the Executive's employment is terminated under the provisions of this Section 3(a), then all rights of the Executive under Section 4 hereof shall cease as of the effective date of such termination.

            (b) The Executive's employment under this Agreement may be terminated at any time during the Employment Period without "Cause" (as defined in Section 3(a) hereof) by action of the Board of Directors of the Bank upon giving notice of such termination to the Executive at least thirty (30) days prior to the date upon which such termination shall take effect. If the Executive's employment is terminated under the provisions of this Section 3(b), then the Executive shall be entitled to receive the compensation set forth in
Section 6 hereof.

            (c) If the Executive retires or dies, the Executive's employment under this Agreement shall be deemed terminated as of the date of the Executive's retirement or death, and all rights of the Executive under Section 4 hereof shall cease as of the date of such termination and any benefits payable to the Executive shall be determined in accordance with the retirement and insurance programs of the Bank then in effect.

            (d) If the Executive is incapacitated by accident, sickness, or otherwise, so as to render the Executive mentally or physically incapable of performing the services required of the Executive under Section 2 of this Agreement for an aggregate of one hundred eighty (180) days or one hundred twenty (120) consecutive days during any period of twelve (12) months, then, upon the expiration of either of such periods or at any time thereafter, by action


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of the Board of Directors of the Bank, the Executive's employment under this
Agreement may be terminated immediately upon giving the Executive notice to that effect. If the Executive's employment is terminated under the provisions of this
Section 3(d), then all rights of the Executive under Section 4 hereof shall cease as of the last business day of the week in which such termination occurs and any benefits payable to the Executive shall be determined in accordance with the retirement and insurance programs of the Bank then in effect.

      4.    Employment Period Compensation.

            (a) Salary. For services performed by the Executive under this Agreement, the Bank shall pay the Executive a salary, in the aggregate, during the Employment Period, at the rate of One Hundred and Thirty Thousand ($130,000.00) Dollars per year, payable at the same times as salaries are payable to other executive employees of the Bank. The Bank may, from time to time, increase the Executive's salary, and any and all such increases shall be deemed to constitute amendments to this Section 4(a) to reflect the increased amounts, effective as of the dates established for such increases by the Board of Directors of the Bank in the resolutions authorizing such increases.

            (b) Other Benefits. The Bank will provide the Executive, during the Employment Period, with insurance, vacation, pension, and other fringe benefits in the aggregate not less favorable than those received by other executive employees of the Bank, including, but not limited to, a paid vacation of four
(4) weeks per year.

            (c) During the term of the Agreement, the Executive will be entitled to the use of a vehicle as may be assigned to the Executive by the Bank's Board of Directors which shall be of the age and type of vehicle customarily driven by the Executive (a Park Avenue or equal).

            (d) The Bank shall reimburse the Executive or otherwise provide for or pay for all reasonable expenses incurred by the Executive in furtherance or in connection with the business of the Bank including, but not limited to, automobile and traveling expenses, and all reasonable entertainment expenses (whether incurred at the Executive's residence, while traveling or otherwise) subject to such reasonable limitations as may be established by the Bank's Board of Directors. The Executive shall present the Bank with an itemized account of all expenditures for which the Executive seeks reimbursement at least monthly during the term of


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this Agreement. Such expenses must be deductible by the Bank for purposes of federal income taxation to be paid by the Bank. If such expenses are paid in the first instance by the Executive, the Bank will reimburse the Executive.

      5.    Resignation of the Executive for Good Reason.

            (a) The Executive may resign for "Good Reason" (as herein defined) at any time during the Employment Period following a "Change in Control" (as defined in Section 5(b) hereof), as hereinafter set forth. As used in this Agreement, "Good Reason" means any of the following:

                  (i) Any reduction in title or a material adverse change in the
            Executive's responsibilities or authority which are inconsistent with, or the assignment to the Executive of duties inconsistent with, the Executive's status as President of the Bank;

                  (ii) Any reassignment of the Executive which requires the
            Executive to travel from his principal residence (established as of June 1, 1993) more than twenty-five (25) miles to his reassigned office;

                  (iii) Any removal of the Executive from office except for any termination of the Executive's employment under the provisions of
            Section 3(b) hereof;

                  (iv) Any reduction in the Executive's annual base salary as in effect on the date hereof or as the same may be increased from time to time;

                  (v) Any failure by the Bank to provide the Executive with
            benefits at least as favorable as those enjoyed by the Executive under any of the pension, life insurance, medical, health and accident, disability or other employee plans of the Bank in which the Executive participated at the time of the change in control, or the taking of any action that would materially reduce any of such benefits in effect at the time of the change in control, unless such reduction is part of a reduction applicable in each case to all employees;


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                  (vi) Any delivery by the Bank to the Executive of the written notice of nonrenewal provided for in Section 15 hereof;

                  (vii) Any material breach of this Agreement of any nature
            whatsoever on the part of the Bank.

            (b) For purposes of this Agreement, a "change in control of the Bank" shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"). Such a change in control shall be deemed to have occurred if:

                  (i) any "person" as such term is used in Sections 13(d) and
            14(d) of the Exchange Act in effect on the date first written above, other than the Bank or any "person" who on this date is a director or officer of the Bank, is or becomes the "beneficial owner" as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of securities of the Bank representing twenty-five (25%) percent or more of the combined voting power of the Bank's then outstanding securities; or

                  (ii) a merger, consolidation or other reorganization of the
            Bank, except where the resulting entity is controlled, directly or indirectly, by the Bank; or

                  (iii) a merger, consolidation or other reorganization of the
            Bank, except where shareholders of the Bank immediately prior to consummation of any such transaction continue to hold at least a majority of the voting power of the outstanding voting securities of the legal entity resulting from or existing after any such transaction and a majority of the members of the Board of Directors of the legal entity resulting from or existing after any such transaction are former members of the Bank's Board of Directors;

                  (iv) a sale, exchange, transfer or other disposition of
            substantially all of the


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            assets of the Bank to another entity, except to an entity
            controlled, directly or indirectly, by the Bank;

                  (v) a sale, exchange, transfer or other disposition of
            substantially all of the assets of the Bank to another entity; or

                  (vi) a contested proxy solicitation of the shareholders of the
            Bank which results in the contesting party obtaining the ability to cast a majority of the votes entitled to be cast in an election of directors of the Bank.

            (c) At the option of the Executive, exercisable by the Executive within ninety (90) days after the occurrence of the event constituting "Good Reason", the Executive may resign from employment under this Agreement by a notice in writing (the "Notice of Termination") delivered to the Bank and the provisions of Section 6 hereof shall thereupon apply.

      6. Rights in Event of Termination of Employment. In the event that the Executive resigns from employment for Good Reason under Section 5(c) above, or the Executive's employment is terminated by the Bank without Cause, through the end of the term in effect under Section 15 hereof as the date of termination of employment, the Bank shall pay as severance to the Executive an amount equal to the product of (a) the Executive's current annual base salary in effect as of the date of termination multiplied by (b) the number of years (including any partial year remaining in the term of employment under this Agreement), such payment to be made in substantially equal semi-monthly installments on the fifteenth (15th) and last days of each month. During said period, the Executive shall also receive a continuation of all life, disability, medical insurance and other normal benefits in effect with respect to Executive during the two (2) years prior


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to his termination of employment, or, if the Bank cannot provide such benefits because the Executive is no longer an employee, a dollar amount equal to the cost to the Executive of obtaining such benefits (or substantially similar benefits).

      7.    Covenant Not to Compete.

            (a) The Executive hereby acknowledges and recognizes the highly competitive nature of the business of the Bank and accordingly agrees that, during and for the applicable period set forth in Section 7 (c) hereof, the Executive shall not:

                  (i) Be engaged, directly or indirectly, either for his own account or as agent, consultant, employee, partner, officer, director, proprietor, investor (except as an investor owning less than 5% of the stock of a publicly owned company) or otherwise of, any person, firm, corporation, or enterprise engaged, in (1) the banking or financial services industry, or (2) any other activity in which the Bank or any of its subsidiaries is engaged during the Employment Period, in any county in which, at any time during the Employment Period or at the date of termination of the Executive's employment, a branch office or other facility of the Bank or any of its subsidiaries is located; (the "Non-Competition Area");

                  (ii) Provide financial or other assistance to any person,
            firm, corporation, or enterprise engaged in (1) the banking or financial services industry, or (2) any other activity in which the Bank or any of its subsidiaries is engaged during the Employment Period, in the Non-Competition Area.

            (b) It is expressly understood and agreed that, although the Executive and the Bank consider the restrictions contained in Section 7(a) hereof reasonable for the purpose of preserving for the Bank and its subsidiaries their good will and other proprietary rights, if a final judicial determination is made by a court having jurisdiction that the time or territory or any other restriction contained in Section 7(a) hereof is an unreasonable or otherwise unenforceable restriction against the


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Executive, the provisions of Section 7(a) hereof shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such other extent as such court may judicially determine or indicate to be reasonable.

            (c) The provisions of this Section 7 shall be applicable commencing on the date of this Agreement and ending on one of the following periods, as applicable:

                  (i) If the Executive's employment is terminated in accordance with the provisions of Section 3 (other than Section 3(a) or Section 15 hereof) the effective date of termination of employment, but if such termination of employment is in accordance with the provisions of Section 3(b) hereof, the provisions of Section 16 shall apply notwithstanding the termination of the applicability of this Section 7;

                  (ii) If Executive's employment is terminated in accordance with the provisions of Section 3(a) hereof or Executive voluntarily terminates his employment other than in accordance with the provisions of Section 5 hereof, thirty-six (36) months following the effective date of termination of employment; or

                  (iii) If Executive voluntarily terminates his employment in accordance with the provisions of Section 5 hereof, the date of the Notice of Termination.

            8. Remedies. Executive acknowledges and agrees that the remedy at law of the Bank for a breach or threatened breach of any of the provisions of
Section 8 hereof would be inadequate and, in recognition of this fact, in the event of a breach or threatened breach by the Executive of any of the provisions of Section 8 hereof, it is agreed that, in addition to the remedy at law, the Bank shall be entitled to, without posting any bond, and the Executive agrees not to oppose any request of the Bank for, equitable relief in the form of specific performance, a temporary


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restraining order, a temporary or permanent injunction, or any other equitable remedy which may then be available. Nothing herein contained shall be construed as prohibiting the Bank from pursuing any other remedies available to them for such breach or threatened breach.

            9. Arbitration. The Bank and Executive recognize that in the event a dispute should arise between them concerning the interpretation or implementation of this Agreement, lengthy and expensive litigation will not afford a practical resolution of the issues within a reasonable period of time. Consequently, each party agrees that all disputes, disagreements and questions of interpretation concerning this Agreement are to be submitted for resolution to the American Arbitration Association ("Association") in Scranton, Pennsylvania, and the Bank, or Executive, may initiate an arbitration proceeding at any time by giving notice to the other in accordance with the rules of the Association. The Association shall designate a single arbitrator to conduct the proceeding, but the Bank, and the Executive, may, as a matter of right, require the substitution of a different arbitrator chosen by the Association. Each such right of substitution may be exercised only once. The arbitrator shall not be bound by the rules of evidence and procedure of the courts of the Commonwealth of Pennsylvania but shall be bound by the substantive law applicable to this Agreement. The decision of the arbitrator, absent fraud, duress, incompetence or gross and obvious error of fact, shall be final and binding upon the


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parties and shall be enforceable in courts of proper jurisdiction. Following written notice of a request for arbitration, the Bank, and the Executive, shall be entitled to an injunction restraining all further proceedings in any pending or subsequently filed litigation concerning this Agreement, except as otherwise provided herein.

            10. Notices. Any notice required or permitted to be given under this Agreement shall be deemed properly given if in writing and if mailed by registered or certified mail, postage prepaid with return receipt requested, to the residence of the Executive, in the case of notices to the Executive, and to the principal office of the Bank, in the case of notices to the Bank.

            11. Waiver. No provisions of this Agreement may be modified, waived, or discharged unless such waiver, modification, or discharge is agreed to in writing and signed by the Executive, and an executive officer of the Bank, such officer being specifically designated by the Board of Directors of the Bank. No waiver by any party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

            12. Assignment. This Agreement shall not be assignable by any party hereto, except by the Bank to any successor in interest to the business of the Bank.

            13. Entire Agreement. This Agreement contains the


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entire agreement of the parties relating to the subject matter of this
Agreement.

            14.   Successors, Binding Agreement.

                  (a) The Bank will require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business and/or assets of the Bank to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Bank would be required to perform it if no such succession had taken place. Failure by the Bank to obtain such assumption and agreement prior to the effectiveness of any such succession shall constitute a material breach of this Agreement. As used in this Agreement, the "Bank" shall mean the Bank as hereinbefore defined and any successor to the business and/or assets of the Bank as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

                  (b) This Agreement shall inure to the benefit of and be
            enforceable by the Executive's personal or legal representatives, executors, administrators, heirs, distributees, devisees, and legatees. If the Executive should die while any amount is payable to the Executive under this Agreement if the Executive had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee or other designee, or, if there is no such designee, to the Executive's estate.

            15.   Termination.

                  (a) Unless the Executive's employment is terminated pursuant to the provisions of Section 3 or Section 5 hereof, the terms of this Agreement shall;

                        (i) Initially be a term commencing on June 1, 1993, and
                  ending on May 31, 1996;

                        (ii) Be automatically extended to provide for a three
                  (3) year term, annually, on June 1, 1994, and again on June 1 of each year thereafter, effective as of such respective dates, unless either (1) the Bank or (2) the Executive shall have given written notice of nonextension of the term of this Agreement to the other at least thirty (30) days before the date of any such extension.

                  (b) Any termination of the Executive's employment under this
            Agreement or of this Agreement shall


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         not affect the provisions of Sections 6, 7, or 8 hereof, which shall survive any such termination and remain in full force and effect in accordance with their respective terms.

            16. Mitigation/Offset. The Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking employment or otherwise; provided, however, that for each dollar of compensation earned by the Executive from another employer, a corresponding dollar amount of any sum otherwise payable to, or for the benefit of, the Executive under Section 6 hereof shall be reduced by fifty percent (50%). Application of this Section shall be subject to the following rules:

                  (i) The reduction provision of this subsection shall apply only to compensation earned by Executive during the period of time he is receiving payments described in Section 6 hereof.

                  (ii) Compensation earned from another employer shall include compensation deferred under any qualified or nonqualified arrangement.

                  (iii) Compensation earned from another employer shall be
            determined on an annual basis by reference to the Executive's date of termination of employment.

                  (iv) Within fifteen (15) days following each anniversary date of the Executive's termination of employment (and within fifteen
            (15) days following receipt of the last Section 6 payment), he shall provide the Bank with such detailed information and records as may have been reasonably requested to confirm the compensation he earned during the preceding twelve (12) months (or shorter period, if applicable). In the absence of a specific request for detailed information, he shall only be required to deliver written notice of the total of such compensation amount.

                  (v) Upon receipt of the earned compensation information from
            Executive, the Bank shall withhold subsequent monthly payments until the amount withheld


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         equals the reduction required with respect to the prior year. If no monthly payments remain to be paid, the Bank will remit to Executive a bill, setting forth the amount overpaid to him by reason of this subsection, which bill shall become due and payable thirty (30) days following its receipt.

            17. Validity. The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

            18. Applicable Law. This Agreement shall be governed by and construed in accordance with the domestic laws (but not the law of conflict of laws) of the Commonwealth of Pennsylvania.

            19. Headings. The headings of the Sections of this Agreement are for convenience only and shall not control or affect the meaning or construction or limit the scope or intent of any of the provisions of this Agreement.

            20. Effective Date. This Agreement shall become effective immediately upon the execution and delivery of this Agreement by the parties hereto.

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                     THE FIRST NATIONAL BANK OF JERMYN

                                     /s/ Kuzma Leschak Jr.
                                     ----------------------------------
                                                             Chairman
                                     Board of Directors
                                     ("BANK")


                                     /s/ William M. Davis                (SEAL)
                                     -----------------------------------
                                     William M. Davis
                                    ("EXECUTIVE")


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